Exhibit 10.20

EXECUTION VERSION

CONFIDENTIAL

THE TECHNOLOGY PARTNERSHIP PLC

AND

QBD (QS-IP) LIMITED

INTELLECTUAL PROPERTY RIGHTS

AGREEMENT

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TABLE OF CONTENTS

Contents
1.	INTERPRETATION	2

2.	INTELLECTUAL PROPERTY RIGHTS – OWNERSHIP AND LICENCES	8

3.	LICENCE OF STANDARD SOFTWARE	14

4.	RESERVATION OF RIGHTS	14

5.	IMPROVEMENTS	14

6.	INTELLECTUAL PROPERTY RIGHTS WARRANTIES	15

7.	SOURCE CODE	16

8.	VIRUSES	16

9.	TERM	16

10.	TERMINATION	16

11.	EXCLUSION OF WARRANTIES AND CONDITIONS	17

12.	INDEMNITIES	17

13.	REPRESENTATIONS AND WARRANTIES	18

14.	ASSIGNMENT	19

15.	OTHER PROVISIONS	19

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-i-

EXECUTION VERSION

THIS INTELLECTUAL PROPERTY RIGHTS AGREEMENT is made on 4 March 2014

BETWEEN:

(1)	THE TECHNOLOGY PARTNERSHIP PLC, a company incorporated in England and Wales (registered no. 3304950), whose registered office is at Melbourn Science Park, Melbourn, Hertfordshire, SG8 6EE (“TTP”); and

(2)	QBD (QS IP) LIMITED, company registered and incorporated in Jersey (Registered No. 109469), whose registered office is at PO BOX 1075, Elizabeth House, 9 Castle Street, Jersey, JE4 2PQ (“QBD-IP”).

WHEREAS

(A)	QBD-IP develops, manufactures and sells medical diagnostic products and reagents and is in the process of developing a blood diagnostic platform based on microarray technology.

(B)	In order for QBD-IP to complete development of its microarray based blood diagnostic platform QBD-IP needs to develop a process for manufacturing microarrays and a system that implements this manufacturing process.

(C)	TTP is a technology, systems and product development company which possesses, inter alia, proprietary piezoelectric printing technologies.

(D)	QBD-IP has requested that TTP further develop, and TTP has agreed to further develop for QBD-IP, a microarray manufacturing system on the terms and conditions of a master development agreement between the Parties last amended on even date hereto (“Master Development Agreement”).

(E)	The terms and conditions agreed between TTP and QBD-IP relating to Intellectual Property Rights (as hereinafter defined) concerning such microarray manufacturing system and such development are set out in this Intellectual Property Rights Agreement

THE PARTIES AGREE as follows:

1.	INTERPRETATION

1.1	In this Agreement any capitalised expression not separately defined in Section 1.2 below shall, if it is defined in the Master Development Agreement, have the meaning set out in the Master Development Agreement

1.2	In this Agreement:

“Additional Purpose” means the analysis of a human blood sample material or its component for the presence or absence (quantitatively and/or qualitatively ) of a specific phenotype, disease, infection, drug, peptide or compound or condition or a group of associated phenotypes, diseases, infections, drugs, peptides, compounds, or nucleic acid diagnostic testing in the field of human diagnostics. This definition excludes the field of companion diagnostics and thernostics which is

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the study and detection of genotype of a disease or person for the purpose of determination of drug treatment This definition also excludes the field of epigenetics (the study and detection of non-genetic influences of gene expression) and sequencing (the study and detection of the order of nucleotides in a DNA or RNA molecule or order of amino adds in a protein);

“Affiliate” means any company, partnership or other business entity which Controls, is Controlled by or is under common Control with either Party. For the purposes of this definition, “Control” refers to any of the following (i) the possession, directly or indirectly, of the power to direct the management or policies of an entity, whether through ownership of voting securities, by contract or otherwise; (ii) ownership of fifty percent (50%) or more of the voting securities entitled to vote for the election of directors in the case of a corporation, or of fifty percent (50%) or more of the equity interest in the case of any other type of legal entity; (iii) status as a general partner in any partnership, or any other arrangement whereby a Party controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity;

“Agreement” means this document including any and all schedules, appendices and other addenda to it as may be added and/or amended from time to time in accordance with the provisions of this document;

“Arising Intellectual Property” means any and all Intellectual Property Rights created or developed by either Party in the course of carrying out the Development Programme (including Intellectual Property Rights in the Bespoke Materials) but excluding always Arising SureDropArray Intellectual Property and Arising SureDrop Intellectual Property (including Arising SureDropArray Intellectual Property and Arising SureDrop Intellectual Property in the Bespoke Materials);

“Arising SureDropArray Intellectual Property” means any and all Intellectual Property Rights created or developed by either Party in the course of carrying out the Development Programme which relate specifically to SureDropArray Technology (including Intellectual Property Rights in the Bespoke Materials which relate specifically to SureDropArray Technology);

“Arising SureDrop Intellectual Property” means any and all Intellectual Property Rights created or developed by either Party in the course of carrying out the Development Programme which relate specifically to SureDrop Technology and/or solely to TTP Print Heads (including Intellectual Property Rights in the Bespoke Materials which relate specifically to SureDrop Technology and/or solely to TTP Print Heads);

“Background Intellectual Property” means any and all Intellectual Property Rights owned by, or licensed to, a Party and which is not Arising Intellectual Property;

“Batch Capable Instruments” means instruments to process Microarrays where such instruments are capable of unattended processing of a minimum of 10 patient samples at one time. For the avoidance of doubt, a Batch Capable Instrument, while being capable of processing a large number of samples may still be used to process individual patient samples separately;

“Bespoke Materials” means the Bespoke Software, the Outline Project Plan and each Detailed Phase Work Programme, the Deliverables and all other materials produced by TTP or a Sub- Contractor under or in connection with the Master Development Agreement;

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“Bespoke Software” means any additions, modifications, enhancements or alterations to the TTP Software, and any additional software, developed by TTP or a Sub-Contractor under or in connection with the Master Development Agreement;

“Cover” (including the variations such as “Covered”, “Coverage” or “Covering”) means with respect to an Intellectual Property Right, that the making, using or selling of a given product would either (i) infringe such Intellectual Property Right in the absence of a licence under such Intellectual Property Right or (ii) would require use of such Intellectual Property Right;

“Development Programme” means the programme to develop the MMS as further set out in the Master Development Agreement;

“Effective Date” means 4 March 2014;

“Improvements” means any change, development, improvement or modification created after the Effective Date to any aspect of SureDrop Technology, the TTP Print Head or the method of manufacture, use outside the Development Programme or application thereof including any development, improvement or modification which makes the TTP Print Head more efficient or adaptable or enables it to be manufactured more cheaply or efficiently or to a higher quality standard;

“Intellectual Property Rights” means:

(a)	trade marks, service marks, registered designs, Patent Rights, trade and business names (including internet domain names and email address names), unregistered trade marks and service marks, copyrights and related rights, know-how, database rights, rights to use, and protect the confidentiality of, confidential information (including know-how), rights in unregistered designs and inventions and all other intellectual property rights; and

(b)	rights of the same or similar effect or nature as those in paragraph (a) that subsist or will subsist now or in the future,

in each case whether registered or unregistered and including all applications and rights to apply for and be granted, renewals or extensions of, and rights to claim priority from, such rights in any jurisdiction, but excluding Moral Rights;

“Initial Purpose” means the characterisation of the red cell antigen profile and the detection of immunohaematological antibodies in a sample of patient or donor blood and serological screening of donated blood for infectious diseases;

“Master Development Agreement” has the meaning given in Recital D;

“Microarray” means an orderly collection of miniaturised (greater than [***] micrometers and less than [***] micrometers in diameter) chemical reaction areas the optical detection of which are used to test for the presence of and/or quantify the level of DNA fragments, antibodies, peptides/proteins or cell fragments in a given starting material;

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“MMS” means a Microarray manufacturing system;

“Moral Right” means moral rights of the author of a copyright work (including a right to be identified as the author of the work or to object to derogatory treatment of work) in any jurisdiction;

“Net Sales” means the gross amount invoiced, or otherwise receivable, by QBD-IP or its Affiliates, for (i) sales of a Microarray (“Product”), in arm’s length sales to third parties including Sub-Licensees; and (ii) upfront and milestone payments received by QBD-IP or an Affiliate from a Sub-licensee but less the following deductions from such gross amounts which are actually incurred, allowed, accrued or specifically allocated:

(a)	normal and customary trade, cash and quantity discounts actually given, credits, price adjustments or allowances for damaged products, returns or rejections of products;

(b)	chargeback payments and rebates (or the equivalent thereof) for the Product granted to trade customers;

(c)	reasonable and customary freight, shipping insurance and other transportation expenses directly related to the sale of the Product (if actually borne by QBD-IP or its Affiliates without reimbursement from any third party); and

(d)	sales, value-added, excise taxes, tariffs and duties, and other taxes and government charges directly related to the sale, to the extent that such items are included in the gross invoice price of the Product and actually borne by QBD-IP or its Affiliates without reimbursement from any third party (but not including taxes assessed against the income derived from such sale).

The transfer of Product by QBD-IP or one of its Affiliates to another Affiliate shall not be considered a sale;

“Parties” means QBD-IP and TTP and “Party” means either of QBD-IP or TTP;

“Patent Rights” means:

(a)	all national, regional and international patents and patent applications, including provisional patent applications,

(b)	all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from any of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals, and continued prosecution applications,

(c)	any and all patents that have issued or in the future issue from the foregoing patent applications (a) and (b), including author certificates, inventor certificates, utility models, petty patents and design patents and certificates of invention,

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(d)	any and all extensions or restorations by existing or future extension or restoration mechanisms, including invalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications (a), (b) and (c), and

(v)	any similar rights, including so-called pipeline protection (where the subject matter previously disclosed was not previously patentable in a particular jurisdiction but subsequently becomes patentable subject matter in such jurisdiction), or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any such foregoing patent applications and patents;

“Permitted Purposes” means the Initial Purpose and Additional Purposes;

“Product” has the meaning given to it in the definition of “Net Sales”;

“Project Manager” means the nominee of TTP or QBD-IP (as the case may be) appointed in accordance with the Master Development Agreement;

“QBD-IP Site(s)” means the premises at which the MMS is to be installed pursuant to the Master Development Agreement, namely the Quotient Suisse S.A. site in Eysins, Switzerland, or other sites as may be added as appropriate;

“Software” means Standard Software and Bespoke Software or each or any of them as the context requires;

“Standard Software” means those software programs comprising TTP Software and any or all corrections and/or enhancements thereto originated by and/or available to TTP during the course of this Agreement;

“Sub-Contractor” has the meaning given to it in the Master Development Agreement;

“Sub-Licence” means a grant of rights that includes the right to use, market, promote, sell and otherwise commercialise Microarrays, but not the right to manufacture Microarrays or TTP Print Heads, and “Sub-Licensee” and “Sub-Licensable” shall be construed accordingly;

“SureDropArray Field” means the use of the SureDropArray Technology and Arising SureDropArray Intellectual Property for the printing of Microarrays for the purpose of processing on Batch Capable Instruments.

“SureDropArray Technology” means TTP technology that is addressable multi-channel piezoelectric droplet ejection technology as originally described in patent GB0922371.0 and forming part of TTP Background Intellectual Property; and

“SureDrop Field” means the use of the SureDrop Technology and Arising SureDrop Intellectual Property for the printing of Microarrays for the purpose of processing on Batch Capable Instruments;

“SureDrop Technology” means TTP’s technology based on a single-channel implementation of the “Chamberless” invention as described in the patent family including EP0615470 and as described further in the TTP Patent Rights, and including TTP know-how relating to single-channel piezoelectric droplet ejection technology. For the avoidance of doubt, SureDrop Technology does not include other TTP droplet generating or printing technologies;

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“TTP Patent Rights” means the Patent Rights set out in Schedule 1;

“TTP Personnel” means the personnel used by TTP and the Sub-Contractors to perform TTP’s obligations under this Agreement; and “TTP Person” shall be construed accordingly;

“TTP Print Head” means print heads incorporating SureDrop Technology or SureDropArray Technology and associated fluid feed and drive electronics;

“Valid Claim” means either (i) a claim of an issued and unexpired patent included within Patent Rights, which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or un-appealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise; or (ii) a claim of a pending patent application included within Patent Rights which claim was filed and is being prosecuted in good faith and has not been abandoned or finally disallowed without the possibility of appeal or refiling of the application, provided that no more than ten (10) years have passed since the earliest priority dale for such application; and

“Working Day” means a day other than a Saturday, Sunday or English public holiday.

In this Agreement, a reference to:

1.2.1	a statutory provision includes a reference to the statutory provision as modified or re-enacted or both from time to time before the date of this Agreement and any subordinate legislation made or other thing done under the statutory provision before the date of this Agreement;

1.2.2	a document is a reference to that document as modified or replaced from time to time;

1.2.3	a person includes a reference to a government, state, state agency, corporation, body corporate, association or partnership; and to that person’s legal personal representatives, successors and permitted assigns;

1.2.4	the singular includes the plural and vice versa (unless the context otherwise requires);

1.2.5	the word “include” or “including” is to be construed without limitation;

1.2.6	a Section, schedule or paragraph, unless the context requires otherwise, is a reference to a Section of, a schedule to or a paragraph of a schedule to this Agreement;

1.2.7	a restriction or obligation on either Party is to be construed so as to require that Party to abide by the restriction or obligation and (where relevant) to procure that its Affiliates do so; and

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1.2.8	an obligation of either Party:

(a)	to indemnify any person is to be construed as including an obligation to keep that person indemnified; and

(b)	to indemnify any person against a liability is to be construed as including an obligation to indemnity that person against each loss, liability and cost incurred as a result of defending or settling a claim alleging that liability.

1.3	The Sections in the body of this Agreement include various references to the Schedules, incorporating into the Sections rights and obligations of the Parties set out in the Schedules. To the extent that particular rights and obligations allocated to the Parties in the Schedules are not incorporated in the Sections by such references, those rights and obligations nevertheless form part of this Agreement.

1.4	If there is a conflict or inconsistency between the Sections in the body of this Agreement and the Schedules, the Sections prevail.

1.5	The headings in this Agreement do not affect its interpretation.

2.	INTELLECTUAL PROPERTY RIGHTS – OWNERSHIP AND LICENCES

Ownership

2.1	Any and all TTP Background Intellectual Property shall as between TTP and QBD-IP remain vested in and be owned by TTP. During the Term of the Agreement, TTP shall disclose to QBD-IP all TTP Background Intellectual Property (including any Improvement which TTP owns after the Effective Date) other than TTP Background Intellectual Property relating to the SureDrop Technology or SureDropArray Technology to the extent such TTP Background Intellectual Property Covers or is incorporated into any of the Bespoke Materials.

2.2	Any and all QBD-IP Background Intellectual Property shall as between QBD-IP and TTP remain vested in and be owned by QBD-IP. During the Term of the Agreement QBD-IP shall disclose to TTP all QBD-IP Background Intellectual Property (including any QBD-IP Improvements which QBD-IP owns after the Effective Date) that is necessary for TTP to perform its obligations under the Development Programme from time to time.

2.3	The Parties shall cause the Project Managers appointed under the Master Development Agreement to agree a process for promptly reporting to QBD-IP, and in any event not less than quarterly, all Arising Intellectual Property, Arising SureDropArray Intellectual Property and/or Arising SureDrop Intellectual Property discovered or generated under the Development Programme.

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2.4	Arising Intellectual Property will be owned by QBD-IP and TTP hereby assigns to QBD-IP all right and title in such Intellectual Property Rights. TTP shall do all such acts and things and execute all such deeds and documents as may be necessary or desirable for QBD-IP to perfect its title in Arising Intellectual Property.

2.5	Arising SureDropArray Intellectual Property and Arising SureDrop Intellectual Property will be owned by TTP and QBD-IP hereby assigns to TTP all right and title in such Intellectual Property Rights. QBD-IP shall do all such acts and things and execute all such deeds and documents as may be necessary or desirable for TTP to perfect its title in Arising SureDropArray Intellectual Property and Arising SureDrop Intellectual Property.

2.6	QBD-IP shall have the exclusive right, at its expense, to file prosecute, maintain and enforce Patent Rights, copyrights and other Intellectual Property Rights in any country with respect to the Arising Intellectual Property. Upon the request and at the expense of QBD-IP, TTP shall assist QBD-IP in preparing, applying for, and obtaining patents and other Intellectual Property Rights with respect to any Arising Intellectual Property.

2.7	TTP shall have the right, at its expense, to file, prosecute and maintain and enforce Patent Rights, copyrights and other Intellectual Property Rights in any country with respect to the Arising SureDropArray Intellectual Property and the Arising SureDrop Intellectual Property. Upon the request and at the expense of TTP, QBD-IP shall assist TTP in preparing, applying for and obtaining patents or other Intellectual Property Rights with respect to any Arising SureDropArray Intellectual Property and any Arising SureDrop Intellectual Property. TTP shall promptly notify QBD-IP when TTP believes that within Arising SureDrop Intellectual Property and Arising SureDropArray Intellectual Property there is a patentable invention. TTP and QBD-IP shall review the likely validity and commercial strength of any such potential patent filing, and discuss whether a patent filing should be made, or whether it is more commercially advantageous not to make a patent filing and keep the invention a trade secret. Notwithstanding such discussions, it shall be in TTP’s sole discretion whether a patent is filed or not. In the event of a decision to make a patent filing for Arising SureDrop Intellectual Property and/or Arising SureDropArray Intellectual Property, TTP shall keep QBD-IP fully informed on the progress. For a patent which TTP has decided to file, should QBD-IP wish to increase the countries in which the national filings will in due course be made, TTP will make such applications subject to QBD-IP paying all costs and expenses including any reasonably incurred TTP Professional Fees.

Licence to enable performance of the Development Programme

2.8	QBD-IP hereby grants to TTP and its Affiliates under the QBD-IP Background Intellectual Property and Arising Intellectual Property a non-exclusive,

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worldwide, non-sublicensable, non-transferable licence to use such Intellectual Property Rights to carry out its obligations under the Development Programme at the TTP Sites, the sites of its Sub-Contractors and when required under the Development Program, the QBD-IP Site(s).

Licence under TTP Background Intellectual Property to enable QBD-IP in relation to QBD-IP’s activities.

2.9	TTP hereby grants to QBD-IP a non-exclusive, fully paid-up, royalty-free, perpetual, irrevocable, worldwide, sub-licensable licence to use TTP Background Intellectual Property not being SureDropArray Technology or SureDrop Technology and that TTP incorporates into a Bespoke Material or which otherwise Covers a Bespoke Material for all purposes in relation to the use, management, support, maintenance, repair, development or replacement of the MMS.

2.10	TTP hereby grants to QBD-IP (i) an exclusive, royalty-bearing, perpetual, irrevocable, worldwide, licence under TTP Background Intellectual Property being SureDrop Technology and the SureDropArray Technology and under Arising SureDrop Intellectual Property and the Arising SureDropArray Technology to use the same to make TTP Print Heads and to use such TTP Print Heads in the SureDrop Field for the Initial Purpose including to make and commercialise Microarrays. This licence includes the right to Sub-Licence (as defined); and (ii) an exclusive, royalty-bearing, worldwide licence under TTP Background Intellectual Property being SureDrop Technology and the SureDropArray Technology and under Arising SureDrop Intellectual Property and the Arising SureDropArray Technology to use the same to make TTP Print Heads and to use such TTP Print Heads in the SureDrop Field for the Additional Purpose including to make and commercialise Microarrays. This licence includes the right to Sub-Licence (as defined).

2.11	In consideration of the foregoing licence, QBD-IP shall pay to TTP royalties as set out in Section 2.13 and an upfront licence fee in the amount of [***] dollars [***] (“Upfront licence Fee”) in annual instalments as follows:

2.11.1	[***] dollars [***] payable on 31 March 2015;

2.11.2	[***] dollars [***] payable on 31 March in each of years 2016, 2017 and 2018; and

2.11.3	[***] dollars [***] payable on 31 March 2019.

2.12	In the event that QBD-IP fails to make payment of one or more instalments of the Upfront Licence Fee on or before its respective due date, the licence granted to QBD-IP under Section 2.10 shall remain the same in all respects save that QBD- IP shall be entitled to use the Intellectual Property Rights referred to therein for the Initial Purpose only. In such event, TTP shall be under no obligation to re-pay any instalments already paid by QBD-IP.

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2.13	For so long as either (i) the manufacture of TTP Print Heads or Microarrays are Covered by any Valid Claim of TTP Patent Rights in the country of manufacture or the country of sale; or (ii) a period of twenty (20) years has not expired since first commercialisation by QBD-IP or its Affiliates in a given country and provided that the manufacture of Microarrays utilises TTP Print Heads, then QBD-IP shall pay TTP a royalty as follows:

2.13.1	where Net Sales are less than five hundred million dollars (USD$500,000,000) in a calendar year, [***] of Net Sales; or

2.13.2	where Net Sales are greater than or equal to five hundred million dollars (USD$500,000,000) in a calendar year, [***] of Net Sales. QBD-IP shall, if the royalty is payable, report to TTP the Net Sales received by QBD-IP and its Affiliates, in each calendar quarter within sixty (60) days of the end of the calendar quarter. TTP shall then raise an invoice for the royalty due, which shall be payable by QBD-IP within thirty (30) days of the of the invoice.

2.14	In its report under Section 2.13.2, QBD-IP shall submit or cause to be submitted to TTP a statement in writing recording the calculation of any royalties payable and in particular:

2.14.1	the quarterly period for which the royalties were calculated;

2.14.2	the number of Products sold, licensed or otherwise disposed of during such quarterly period;

2.14.3	the number of Products manufactured during the quarterly period but not yet sold, licensed or otherwise disposed of;

2.14.4	the Net Sales price of each Product sold, licensed or otherwise disposed of during the quarterly period;

2.14.5	the amount of royalties due and payable;

2.14.6	the amount of any withholding or other income taxes deductible or due to be deducted from the amount of royalties due and payable; and

2.14.7	any other particulars TTP may reasonably require.

2.15

To the extent that as consideration for any licensing, sale, divestment or other disposal above, QBD-IP and/or any Affiliate receives or is entitled to receive any non-cash consideration (including the transfer of shares, or the licensing of Intellectual Property Rights to QBD-IP and/or any Affiliate for uses independent of the Products licensed, sold, divested or otherwise disposed by QBD-IP and/or any Affiliate), Net Sales shall be adjusted upwards to reflect the value of such non-cash consideration. If the Parties are unable to mutually agree the value of

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such non-cash consideration within ninety (90) days of such consideration being receivable, the Parties shall refer the matter to an independent expert for assessment.

2.16	In calculating “Net Sales”, where any discount or rebate is based on sales of a bundled set of products in which a Product is included, the discount or rebate shall be allocated as actually credited unless the Product receives a higher share of the discount or rebate than the other products in the bundled set (where such share of the discount or rebate is calculated by reference to the applicable list price). In such case, the Product discount or rebate shall be allocated to such Product on a pro rata basis based on the list sales value (i.e., the unit list price multiplied by the unit volume) of the Product relative to the list sales value contributed by the other products in the bundle set with respect to such sale.

2.17	Royalties and other sums payable under this Agreement are exclusive of VAT (or similar tax) and shall be paid free and clear of all deductions and withholdings whatsoever, unless the deduction or withholding is required by law. If any deduction or withholding is required by law, QBD-IP shall pay to TTP such sum as will, after the deduction or withholding has been made, leave TTP with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding. If QBD-IP is required by law to make a deduction or withholding, it shall, within five Working Days of making the deduction or withholding, provide a statement in writing showing the gross amount of the payment, the amount of the sum deducted and the actual amount paid.

2.18	The currency of all invoices shall be US dollars and payments shall be made in US dollars. Any required currency conversion shall be calculated at the exchange rate applicable on the first working day of the month in which each QBD-IP’s report of Net Sales is submitted, calculated using the London Interbank Offered Rate.

2.19	QBD-IP shall, and shall ensure that its Affiliates shall, keep proper records and books of account showing the description and price of all Products sold. These records and books shall be kept separate from any records and books not relating solely to the Products and be open during normal business hours to inspection and audit by TTP (or its authorised representative), who shall be entitled to take copies of or extracts from them. If an inspection or audit should reveal a discrepancy in the royalties paid from those payable under this Agreement, QBD- IP shall immediately make up the shortfall and reimburse TTP in respect of any professional charges incurred for the audit or inspection. This right of inspection of TTP shall remain in effect for a period of one year after the termination of this Agreement.

2.20

Within 30 days of the end of each calendar year, QBD-IP shall submit to TTP a written statement certified by QBD-IP’s auditors of the aggregate Net Sales of the Products sold by QBD-IP and its Affiliates in that year, and the amount due to be

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paid for that year under this Section 2. In the event that this statement shows that the amount paid by QBD-IP is less than the amount due, QBD-IP shall pay to TTP within seven days of the submission of the statement an amount equivalent to the difference between the amount paid and the amount due.

2.21	The provisions of Sections 2.19 and 2.20 shall remain in effect in the event of the termination or expiry of this Agreement until the settlement of all subsisting claims by TTP.

2.22	In the case where either Party believes that an infringement by a Third Party of TTP Intellectual Property Rights or Arising Intellectual Property may be occurring, such party shall disclose full details of the potential infringement to the other parties.

2.23	Where an infringement of TTP Background Intellectual Property being SureDrop Technology or SureDropArray Technology or Arising SureDropArray Technology or Arising SureDrop Intellectual Property is occurring in one or more countries in the SureDrop Field and for a Permitted Purpose, QBD-IP shall have the first right to, but shall not be obliged to, at its own cost and expense, enforce the same in accordance with the following:

2.23.1	QBD-IP shall have sole conduct of the claim and any proceedings including any counterclaim for invalidity or unenforceability or any declaratory judgment action and including the right to settle. Where QBD-IP decides to commence such proceedings it shall be entitled to request TTP to join QBD-IP as co- plaintiff or expert witness. In such case and at TTP’s sole discretion, TTP shall provide assistance to QBD-IP in relation to any such proceeding provided that QBD-IP shall on demand by TTP indemnity TTP against the costs of such activity unless TTP elects to be separately represented (which shall be at TTP’s discretion) in which case such separate representation shall be at TTP’s own cost and expense. If QBD-IP succeeds in any such infringement proceedings whether at trial or by way of settlement, QBD-IP shall be entitled to retain such part of any award of costs and damages made in such proceedings or settlement sum as is equal to QBD-IP’s costs of taking the proceedings and QBD-IP shall be entitled to retain the balance received by QBD-IP and QBD-IP shall be entitled to treat the balance received by QBD-IP as Net Sales, paying TTP a royalty as described under Section 2.13. In the case of a counterclaim for invalidity, TTP’s consent (not to be unreasonably withheld or delayed) must be obtained before taking such action or making such settlement.

2.23.2

If QBD-IP fails to take any such proceedings, TTP may give QBD-IP notice requesting QBD-IP to take such proceedings within thirty (30) days of the date of notice and if QBD-IP decides not to do so, TTP shall be entitled to do so at its own cost and expense in which case it shall have sole conduct of any claim or proceedings including any counterclaim for invalidity or unenforceability or any declaratory judgment action. QBD-IP shall provide all necessary assistance to TTP in relation to such proceedings and TTP shall on demand by QBD-IP indemnify QBD-IP against the costs of such activity, unless QBD-IP

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elects to be separately represented (which shall be at QBD-IP’s discretion), in which case such separate representation shall be at QBD-IP’s cost and expense. TTP shall have sole right to settle such proceedings including any counterclaim for invalidity or unenforceability, provided that such settlement does not include a licence under QBD-IP Intellectual Property Rights. If the settlement does include a licence under QBD-IP Patent Rights QBD-IP’s consent to the terms of such licence shall be required, such consent not to be unreasonably withheld or delayed. If TTP succeeds in any such proceedings it shall be entitled to retain the whole of any award of costs and damages made or settlement sum paid.

TTP’s rights to a licence under Arising Intellectual Property

2.24	In return for the assignment of Arising Intellectual Property under Section 2.4, QBD-IP hereby grants TTP an exclusive, worldwide, perpetual, irrevocable, payment-free, frilly paid licence with right to sub-licence to use Arising Intellectual Property outside the Permitted Purpose.

3.	LICENCE OF STANDARD SOFTWARE

3.1	As between the Parties the Intellectual Property Rights in the Standard Software are and shall remain vested in TTP.

3.2	TTP grants to QBD-IP an irrevocable, non-exclusive and perpetual licence to use and copy the Standard Software for the Permitted Purpose. In addition, QBD-IP may maintain a copy of the Standard Software at a back-up site for disaster recovery purposes, and may use Standard Software at that back-up site to test QBD-IP’s disaster recovery arrangements.

4.	RESERVATION OF RIGHTS

4.1	All rights not expressly granted under this Agreement are retained by TTP. Any use not expressly granted in this Agreement is reserved Further, this Agreement does not limit or restrict TTP’s right to utilize or licence such rights in any manner.

5.	IMPROVEMENTS

5.1	To the extent that it is legally permitted, TTP shall from time to time notify QBD-IP of any Improvements that it may at any time develop, create or acquire and are reasonably necessary for QBD-IP to exploit the licences granted under Section 2. Such Improvements form part of the TTP Background Intellectual Property and are covered under the licence granted in Section 2.10.

5.2

To the extent that it is legally permitted, QBD-IP shall from time to time notify TTP of any Improvements that it or any of its Affiliates may at any time develop, create or acquire and are necessary for TTP to make TTP Print Heads for use

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outside of the SureDrop Field. QBD-IP shall grant and shall procure that its Affiliates grant to TTP an irrevocable, world-wide, perpetual, royalty-free, non- exclusive licence to use such Improvements to make TTP Print Heads outside the SureDrop Field. TTP shall have the right to grant sub-licences under the licence.

6.	INTELLECTUAL PROPERTY RIGHTS WARRANTIES

6.1	TTP represents and warrants to QBD-IP that at the date of this Agreement:

6.1.1	except as specifically highlighted in Schedule 1, TTP is the sole owner of the entire right, title and interest in the TTP Background Intellectual Property in SureDrop Technology, including the TTP Patent Rights, and has the right to grant QBD-IP the licences described in Sections 2.9 and 2.10; and

6.1.2	the conception, development and reduction to practice of the Patent Rights and know how within TTP Background Intellectual Property that TTP includes in the Bespoke Materials has not constituted or involved the misappropriation of trade secrets or other rights or property of any person; and

6.1.3	the TTP Patent Rights listed in Schedule 1 represent all Patent Rights within TTP’s control specifically relating to the SureDrop Technology; and

6.1.4	to its knowledge, without having made specific enquiry, there are no current infringements of TTP Background Intellectual Property in SureDropTechnology or Arising SureDrop Intellectual Property by any person;

6.1.5	to its knowledge, without having made specific enquiry, the use of the SureDrop Technology does not infringe or misappropriate the Intellectual Property Rights of any third parties;

6.1.6	no claim or litigation has been brought or threatened by any person alleging that (i) the Patent Rights in TTP Patent Rights are invalid, or (ii) the disclosing, copying, making, licensing, assigning or exploiting of TTP Patent Rights violates, infringes or otherwise conflicts or interferes with any intellectual property or proprietary right of any person;

6.1.7	TTP will be the sole owner of the entire right, title and interest in the Arising Intellectual Property and Arising SureDrop Intellectual Property developed by TTP and TTP has not previously entered into any agreement, whether written or oral, with respect to the same, or otherwise assigned, licensed, transferred, conveyed or otherwise encumbered its right, title or interest in or to the same.

6.2	TTP does not warrant that Bespoke Materials, Arising Intellectual Property, TTP’s Background Intellectual Property or SureDrop Technology are outside the scope of any third party Intellectual Property Right, but in the event of becoming aware of any infringement during the Development Programme it will notify QBD-IP immediately in writing.

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7.	SOURCE CODE

7.1	On delivery of each relevant Deliverable, TTP shall deliver to QBD-IP two copies of the updated version of the Bespoke Software in Source Code and object code form.

7.2	On the delivery of a final release of the Standard Software to the final Target Specification therefor to QBD-IP, TTP shall deliver to QBD-IP two copies of the Source Code of that item.

8.	VIRUSES

8.1	TTP warrants that, on delivery to QBD-IP, the Software will have been checked for computer viruses, worms, software bombs or similar items (“Viruses”) pursuant to the Test Plans to be agreed by the Parties and TTP will not deliver Software that has been identified as containing a Virus.

8.2	Without prejudice to Section 8.1, each Party shall make reasonable efforts to ensure that, in connection with the performance of its obligations under this Agreement, it does not introduce any Viruses into any software programs used by the other Party.

9.	TERM

9.1	This Agreement shall be deemed to have come into effect on the Effective Date and, subject to Section 10, shall continue for so long as there exist Intellectual Property Rights the subject of the licences hereunder or until written notice of termination is served by QBD-IP to TTP. Upon termination all licences granted hereunder shall cease on the date the notice is given.

10.	TERMINATION

10.1	TTP shall be entitled to terminate this Agreement immediately on notice in writing to QBD-IP if QBD-IP, or any of its Associates or Sub-Licensees disputes or directly or indirectly assists any third party to dispute the validity and/or scope of any of the TTP Patent Rights.

10.2

In the event of dispute between the Parties concerning the amount of royalties to be paid by QBD-IP under Section 2.13 or any other dispute concerning the performance of the licence or this Agreement by QBD-IP, TTP shall not in the first instant be entitled to terminate this Agreement and the dispute shall be referred for dispute resolution under provisions the same as Section 27 of the Master Development Agreement including referral to the English Courts. If the dispute concerns the amount of royalties to be paid relating to sales for the Initial Purpose or any other activities relating to the Initial Purpose, and the English Court decides in a decision at first instance against QBD-IP and orders payment of a sum to TTP, QBD-IP shall comply with such order but TTP shall have no

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right to terminate this Agreement in such circumstances. If the dispute concerns the amount of royalties to be paid relating to sales for the Additional Purpose or any other activities relating to the Additional Purpose, then in the case of a dispute as to the amount of royalties QBD-IP shall first pay to TTP the sum in full, then in both cases once there is a decision at first instance of the English Courts both Parties shall comply with the terms of any order made, but neither Party shall have the right to terminate the Agreement.

10.3	Either Party (the “Initiating Party”) may terminate this Agreement with immediate effect by notice to the other Party (the “Breaching Party”) on or at any time after the occurrence of any of the following events:

10.3.1	the Breaching Party passing a resolution for its winding-up or a court of competent jurisdiction making an order for the Breaching Party’s winding-up or dissolution;

10.3.2	the making of an administration order in relation to the Breaching Party or the appointment of a receiver over, or an encumbrance taking possession of or selling, an asset of the Breaching Party; or

10.3.3	the Breaching Party making an arrangement or composition with its creditors generally or making an application to a court of competent jurisdiction for protection from its creditors generally.

11.	EXCLUSION OF WARRANTIES AND CONDITIONS

Except as set out in this Agreement, all conditions, warranties and representations expressed or implied by (i) statute, (ii) common law or (iii) otherwise are excluded.

12.	INDEMNITIES

12.1	QBD-IP agrees to indemnify and bold TTP harmless from and against all claims and demands resulting from damage or loss occasioned by QBD-IP’s, its Affiliates’ or Sub-Licensees’ use, operation or commercialisation of TTP’s Intellectual Property Rights and from costs and expenses arising therefrom, including legal costs.

12.2	If either Party becomes aware of a matter which may give rise to a claim under an indemnity given by the other Party in this Agreement:

12.2.1	that Party shall:

(a)	notify the other Party immediately of the matter (stating in reasonable detail the nature of the matter and, if practicable, the amount claimed) and consult with the other Party with respect to the matter - if the matter has become the subject of proceedings that Party shall notify the other Party within sufficient time to enable the other Party to contest the proceedings before final judgment;

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(b)	give the other Party and its advisers reasonable access to premises and personnel and to all relevant assets, documents and records that it possesses or controls for the purposes of investigating the matter and enabling the other Party to take the action referred to in Section 12.2.2;

(c)	having weighed up its reasonable interests with respect to other clients, customers or licensees, take any action and institute any proceedings, and give any information and assistance, that the other Party may reasonably request and that Party may reasonably be able to provide to:

(i)	dispute, resist, appeal, compromise, defend, remedy or mitigate the matter; or

(ii)	enforce against a person (other than the other Party) that Party’s rights in relation to the matter;

(d)	in connection with proceedings related to the matter (other than against the other Party) use advisers chosen by the other Party and, if the other Party requests, allow the other Party the exclusive conduct of the proceedings; and

(e)	not admit liability in respect of or settle the matter without first obtaining the other Party’s written consent (not to be unreasonably withheld or delayed); and

12.2.2	the other Party:

(a)	may take copies of the documents or records, and photograph the premises or assets, specified in Section 12.2.1(b); and

(b)	shall indemnify that Party against all reasonable costs incurred as a result of a request or choice by the other Party in relation to any proceedings relating to the matter.

12.2.3	Each obligation of a Party to indemnify the other Party under this Agreement against a loss, liability or cost is conditional upon the other Party complying with Section 12.2 in relation to the matter giving rise to the claim.

13.	REPRESENTATIONS AND WARRANTIES

Each Party represents, undertakes and warrants that:

13.1	it is, and shall remain, duly organised and validly existing under the laws of the jurisdiction of its incorporation (as identified on page 1 of this Agreement) and has been in continuous existence since incorporation;

13.2	it has the right, power and authority, and has taken all action necessary, to execute, deliver and exercise its rights, and perform its obligations, under, this Agreement; and

13.3	it has, and shall continue to have, the right, power and authority to enter into all the transactions contemplated by this Agreement.

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14.	ASSIGNMENT

14.1	Subject to Section 14.2, neither Party may assign or transfer or purport to assign or transfer any right or obligation under this Agreement unless it first obtains the other Party’s written consent.

14.2	QBD-IP may transfer its rights and/or (subject to Section 14.3) obligations under this Agreement to an Affiliate without obtaining TTP’s consent, but shall give notice to TTP before making any such transfer. If reasonably required by TTP in connection with a proposed transfer, QBD-IP undertakes to procure a parent company guarantee or similar assurance from QBD-IP in respect of the performance of the relevant Affiliate to which this Agreement is to be transferred.

14.3	If either Party (the “Transferring Party”) is permitted, under Section 14.1 to transfer its rights and obligations under this Agreement to another person, and wishes to do so, the other Party shall, if requested to do so by the Transferring Party in writing, promptly enter into a transfer agreement (in a form to be reasonably determined by the Transferring Party) with the Transferring Party and that other person, which provides for the other person to assume the rights and obligations of the Transferring Party (including accrued rights and obligations) under this Agreement and the Transferring Party to cease to be a Party to this Agreement, but makes no other substantial provision.

15.	OTHER PROVISIONS

15.1	Provisions the same as Sections 26 to 32 of the Master Development Agreement shall apply in this Agreement.

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SCHEDULE 1

TTP Patent Rights in SureDrop Technology

	Patent Number	Granted

- Foundation TTP Patent

“Chamberless”	US 5 518 179	1996

(annular product geometry)	EP 0 615 470	1995

	JP 2 849 647	1998

This recently expired TTP patent continues to underpin the envisaged application and, importantly, affords the application a freedom to operate basis within the broad patent scope.

Support Patents

“Drive Signals”	EP2099613	2011

	US8191982	2012

“Clearing Nozzles”	EP11712308.3

(Acoustic Streaming) US13/637171

“Nozzle Improvements”	US7316067	2008

	EP1429888	2009

	JP2005503266

“Liquid Management System” PCT/EP2013/051717 (PCT filed June 2013)

Improvements

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EXECUTED BY THE PARTIES

Signed by: SAM HYDE

for and on behalf of

THE TECHNOLOGY PARTNERSHIP PLC

/s/ Sam Hyde	Signature

Signed by

for and on behalf of

QBD (QS-IP) LIMITED

/s/ Paul Cowan	Signature

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